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EXHIBIT 23a

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 26, 2003 relating to the financial statements and financial statement schedule, which appears in Bristol-Myers Squibb Company's Annual Report on Form 10-K for the year ended December 31, 2002.

        We also consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated June 25, 2003 relating to the financial statements which appear in Bristol-Myers Squibb Company's Annual Report on Form 11-K for the year ended December 31, 2002 of each of the Bristol-Myers Squibb Company Employee Incentive Thrift Plan, Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Plan, as amended, and Bristol-Myers Squibb Company Savings and Investment Program. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Very truly yours,
/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP Philadelphia, PA July 28, 2003

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  EXHIBIT 23a